As filed with the Securities and Exchange Commission on March 10, 2025

Registration No. 333-212363

Registration No. 333-216821

Registration No. 333-223574

Registration No. 333-230116

Registration No. 333-236895

Registration No. 333-253861

Registration No. 333-263555

Registration No. 333-267451

Registration No. 333-270209

Registration No. 333-278250

Registration No. 333-281118

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212363

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216821

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223574

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230116

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236895

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253861

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263555

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-267451

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-270209

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-278250

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-281118

Under

The Securities Act of 1933

SYROS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3772460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Sonoran Capital Advisors 1733 N Greenfield Road, Suite 104 Mesa, Arizona	85205
(Address of Principal Executive Offices)	(Zip Code)

2012 Equity Incentive Plan

2016 Stock Incentive Plan

2016 Employee Stock Purchase Plan

2022 Equity Incentive Plan

2022 Inducement Stock Incentive Plan

Nonstatutory Stock Option Agreements for Inducement Awards

(Full title of the plan)

Matthew Foster

Chief Restructuring Officer

Syros Pharmaceuticals, Inc.

c/o Sonoran Capital Advisors

1733 N Greenfield Road, Suite 104

Mesa, Arizona 85205

(480) 617-2664

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Cynthia T. Mazareas, Esq.

Stephanie L. Leopold, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by Syros Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) to deregister any and all shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

1.

Registration Statement on Form S-8 (File No. 333-212363), filed with the SEC on June 30, 2016, registering 199,925 shares of Common Stock issuable under the Registrant’s 2012 Equity Incentive Plan, as amended, 321,874 shares of Common Stock issuable under the Registrant’s 2016 Stock Incentive Plan (the “2016 Plan”) and 58,666 shares of Common Stock issuable under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”).

2.

Registration Statement on Form S-8 (File No. 333-216821), filed with the SEC on March 20, 2017, registering 93,543 shares of Common Stock issuable under the 2016 Plan and 23,385 shares of Common Stock issuable under the 2016 ESPP.

3.

Registration Statement on Form S-8 (File No. 333-223574), filed with the SEC on March 12, 2018, registering 105,693 shares of Common Stock issuable under the 2016 Plan and 26,423 shares of Common Stock issuable under the 2016 ESPP.

4.

Registration Statement on Form S-8 (File No. 333-230116), filed with the SEC on March 7, 2019, registering 135,063 shares of Common Stock issuable under the 2016 Plan and 33,765 shares of Common Stock issuable under the 2016 ESPP.

5.

Registration Statement on Form S-8 (File No. 333-236895), filed with the SEC on March 5, 2020, registering 160,000 shares of Common Stock issuable under the 2016 Plan and 43,367 shares of Common Stock issuable under the 2016 ESPP.

6.

Registration Statement on Form S-8 (File No. 333-253861), filed with the SEC on March 4, 2021, registering 160,000 shares of Common Stock issuable under the 2016 Plan and 56,222 shares of Common Stock issuable under the 2016 ESPP.

7.

Registration Statement on Form S-8 (File No. 333-263555), filed with the SEC on March 15, 2022, registering 160,000 shares of Common Stock issuable under the 2016 Plan, 62,024 shares of Common Stock issuable under the 2016 ESPP, 100,000 shares of Common Stock issuable under the Registrant’s 2022 Inducement Stock Incentive Plan (the “2022 Inducement Plan”), 36,000 shares of Common Stock issuable to Conley Chee under the Nonstatutory Stock Option Agreement for Inducement Award and 75,000 shares of Common Stock issuable to Jason Haas under the Nonstatutory Stock Option Agreement for Inducement Award.

8.

Registration Statement on Form S-8 (File No. 333-267451), filed with the SEC on September 16, 2022, registering 4,737,534 shares of Common Stock issuable under the Registrant’s 2022 Equity Incentive Plan (as amended, the “2022 Plan”).

9.

Registration Statement on Form S-8 (File No. 333-270209), filed with the SEC on March 2, 2023, registering 202,631 shares of Common Stock issuable under the 2016 ESPP and 750,000 shares of Common Stock issuable under the 2022 Inducement Plan.

10.	Registration Statement on Form S-8 (File No. 333-278250), filed with the SEC on March 27, 2024, registering 32,035 shares of Common Stock issuable under the 2016 ESPP.

11.	Registration Statement on Form S-8 (File No. 333-281118), filed with the SEC on July 31, 2024, registering 1,750,000 shares of Common Stock issuable under the 2022 Plan.

All share numbers set forth above reflect a 1-for-10 reverse stock split of Common Stock, that became effective on September 16, 2022.

The Registrant has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, by filing these Post-Effective Amendments, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona, on March 10, 2025.

Syros Pharmaceuticals, Inc.

By:	/s/ Matthew Foster
Name:	Matthew Foster
Title:	Chief Restructuring Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.